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                         EXHIBIT 99.5

                        REVOCABLE PROXY

                      HAVEN BANCORP, INC.

                 ANNUAL MEETING OF STOCKHOLDERS
                        April 22, 1998
                          9:00 a.m.
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints the official proxy committee of the Board of Directors of Haven Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on April 22, 1998, at 9:00 a.m., at the Holiday Inn Crowne Plaza, 104-04 Ditmars Avenue, East Elmhurst, New York, and at any adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.



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                                          Please mark your
                                          votes as indicated  X
                                          in this example    ---


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 EACH OF THE LISTED PROPOSALS.

1. The Election as directors of all nominees listed: (Except as marked to the contrary below)

Robert M. Sprotte, Michael J. Fitzpatrick, William J. Jennings,II

     FOR                                     VOTE WITHHOLD

           -------                              ------

Instructions: To withhold your vote for any individual nominee, write that nominee's name on the space provided below:


     -------------------------------------

2.  The approval of the amendment to the Haven Bancorp, Inc. 1996
Stock Incentive Plan to increase the number of shares available for issuance thereunder

          FOR            AGAINST             ABSTAIN

         -----            -----               -----

3. The approval of the amendment to the Certificate of Incorporation of Haven Bancorp, Inc. to increase the number of shares of common stock the Company is authorized to issue

          FOR            AGAINST             ABSTAIN

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4.  The ratification of KPMG Peat Marwick LLP as independent auditors of Haven Bancorp, Inc. for the fiscal year ending
December 31, 1998.

          FOR            AGAINST             ABSTAIN

         -----            -----               -----

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 18, 1998 and of the Annual Report to Stockholders.

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Please sign exactly as name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder may sign but only one signature is required.

                                      Date:                , 1998



                                       -------------------------
                                              Signature


                                       -------------------------
                                       Signature, if held jointly

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
             IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
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